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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2002

PAUL-SON GAMING CORPORATION
(Exact name of Registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

0-23588 (Commission File Number)	88-0310433 (IRS Employee Identification No.)
1700 S. Industrial Road, Las Vegas, Nevada (Address of principal executive offices)	89102 (Zip Code)

Registrant's telephone number, including area code (702) 384-2425

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

        On April 11, 2002, Paul-Son Gaming Corporation, a Nevada corporation ("Paul-Son") entered into an Agreement and Plan of Exchange and Stock Purchase (the "Exchange Agreement"), with Etablissements Bourgogne et Grasset SA, a societé anonyme organized under the laws of the Republic of France ("B&G"). Under the Exchange Agreement, Paul-Son has agreed to undertake a series of transactions the result of which would be the transfer of control of Paul-Son to the stockholders of B&G, and the acquisition of B&G and its wholly-owned subsidiary, The Bud Jones Company, Inc. ("Bud Jones"), by Paul-Son (the "Combination").

        The stockholders of B&G will acquire 53.45% of the outstanding shares of Paul-Son common stock in exchange for all of the outstanding shares of B&G capital stock. As a result, B&G and Bud Jones will become wholly-owned subsidiaries of Paul-Son. Based on 3,456,654 shares of Paul-Son common stock currently outstanding, Paul-Son will issue an additional 3,969,026 shares of its common stock to the stockholders of B&G which would result in a total of 7,425,680 shares outstanding immediately after the consummation of the Combination. In addition, the stockholders of B&G will be issued warrants to provide antidilution protection to the extent that any stock options or other stock conversion rights outstanding at the consummation of the Combination are subsequently exercised.

        In addition to the proposed Combination, B&G has agreed to purchase an aggregate of 670,000 shares of Paul-Son's common stock from the Paul S. Endy, Jr. Living Trust (the "Endy Trust"), Paul-Son's current controlling stockholder, for an aggregate purchase price of $1.0 million. The sale of the first 40,000 shares was made at the execution of the Exchange Agreement, and the sale of the remaining 630,000 shares will be made upon the consummation of the Combination. Upon completion of both the proposed Combination and the purchase of shares from the Endy Trust, the stockholders of B&G will own approximately 63.6% of Paul-Son's outstanding shares. The number of shares to be sold by the Endy Trust may be increased by approximately 35,000 shares in the event that the Nasdaq SmallCap delists Paul-Son's common stock as a result of the Combination.

        The Exchange Agreement requires the approval of Paul-Son's stockholders and certain gaming regulatory agencies. Paul-Son anticipates holding a special meeting of its stockholders in the third or fourth calendar quarter of 2002. The approval of 66 2/3% of the outstanding common stock of Paul-Son is required for the consummation of the Combination. Eric Endy has agreed to vote all shares of Paul-Son common stock in his control, or approximately 43% of the outstanding common stock of Paul-Son, in favor of the proposed Combination. The board of directors and stockholders of B&G have approved the Combination, the Exchange Agreement and the transactions contemplated thereby.

        For additional information concerning the foregoing, reference is made to Paul-Son's press release dated April 11, 2002, a copy of which is attached as an exhibit hereto and incorporated by reference herein. The foregoing description of the Combination is qualified in its entirety by reference to the Exchange Agreement and other definitive agreements attached as an exhibit hereto.

  Forward-Looking Statements

        Statements in this Form 8-K regarding Paul-Son, which are not historical facts, are "forward looking" statements under the Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties, including pre-closing risks, occurrences of material adverse events that would delay or prevent the closing, failure to obtain certain regulatory approvals, the failure to obtain Paul-Son stockholder approval, the potential delisting of Paul-Son from Nasdaq SmallCap, the risks of conducting international operations, the adoption of new unfavorable gaming laws or laws applicable to casino table game industry and manufacturers thereof and uncertainties generally associated with the development in manufacturing of casino table game equipment and supplies. No assurance can be given that Paul-Son will consummate the proposed Combination on a timely basis or at all.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.
Not Applicable.
(b)	Pro Forma Financial Information.
Not Applicable.
(c)	Exhibits.
10.01
Agreement and Plan of Exchange and Stock Purchase dated as of April 11, 2002, between Paul-Son Gaming Corporation and Etablissements Bourgogne et Grasset; and Registration Rights Agreement dated as of April 11, 2002, among Paul-Son Gaming Corporation and the stockholders listed on the signature pages thereto.
	99.01	Press release issued by Paul-Son on April 11, 2002 (announcing the execution of the Exchange Agreement).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAUL-SON GAMING CORPORATION (Registrant)
Date: April 11, 2002	By:	/s/ ERIC P. ENDY Eric P. Endy Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.01	Agreement and Plan of Exchange and Stock Purchase dated as of April 11, 2002, between Paul-Son Gaming Corporation and Establissements Bourgogne et Grasset; and Registration Rights Agreement dated as of April 11, 2002, among Paul-Son Gaming Corporation and the stockholders listed on the signature pages thereto.
99.01	Press release issued by Paul-Son on April 11, 2002 (announcing the execution of the Exchange Agreement).

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FORM 8-K
ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX